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                                                                    EXHIBIT 21.1



        The following is a list of the subsidiaries of the Company, wholly-owned unless otherwise stated. This list of subsidiaries includes all of the significant subsidiaries of the Company as of June 27, 1997.


                                  SUBSIDIARIES


                                                        STATE
     ENTITY NAME                                   OF ORGANIZATION
     -----------                                   ---------------
     111 E. Chestnut Corporation                        Illinois

     1629 Service Corporation                           Texas

     21 Housing Corporation                             Nevada

     2728 Holding Corporation                           Nevada

     900 Development Corporation                        Cayman Islands

     Advanced Financial Technology, Inc.                Nevada

     Advanced Protection Systems, Inc.                  Nevada

     Armor Insurance Company                            Vermont

     BP Sand & Gravel, Inc.                             Delaware

     Bradfield Farms Water Company                      North Carolina

     Braewood Development Corp.                         Nevada

     Cavco Industries, Inc.                             Arizona

     Cavco Industries of New Mexico, Inc.               New Mexico

     CCP Cement Company                                 Nevada

     CCP Concrete/Aggregates Company                    Nevada

     CCP Gypsum Company                                 Nevada

     CCP Land Company                                   Nevada

     CDMC Holding, Inc.                                 Nevada

     CEGC Holding Company                               Delaware

     Centex Acceptance Corporation                      Nevada

     Centex-AIM Construction, L.L.C.                    Michigan

     Centex American Gypsum Company                     New Mexico

     Centex Building Services, Inc.                     Nevada

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
     Centex Cement Corporation                          Nevada

     Centex Collateralized Mortgage Corporation         Nevada

     Centex Construction Company, Inc.                  Nevada

     Centex Construction Group Services, Inc.           Nevada

     Centex Construction Group, Inc.                    Nevada

     Centex Construction Products, Inc.                 Delaware

     Centex Credit Corporation                          Nevada

     Centex Development Management Company              Nevada

     Centex Eagle Gypsum Company, LLC                   Delaware

     Centex Eagle Gypsum Company                        Delaware

     Centex Equity Corporation                          Nevada

     Centex Escrow Company                              Nevada

     Centex Finance Company                             Nevada

     Centex Financial Corporation                       Nevada

     Centex Financial Management Corporation            Nevada

     Centex Financial Services, Inc.                    Nevada

     Centex Forcum Lannom, Inc.                         Nevada

     Centex Golden Construction Company                 Nevada

     Centex-Great Southwest Corporation                 Florida

     Centex-Hamby Construction, Inc.                    Georgia

     Centex Home Services Company                       Nevada

     Centex Homes (UK) Limited                          United Kingdom

     Centex Homes, Inc.                                 Texas

     Centex Homes Marketing, Inc.                       Georgia

     Centex Homes Realty Company                        Nevada

     Centex International, Inc.                         Nevada

     Centex International, Inc.                         Texas

     Centex Landis Construction Co., Inc.               Louisiana

     Centex Life Solutions, Inc.                        Nevada

     Centex Materials, Inc.                             Nevada

     Centex Multi-Family Company                        Nevada

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
     Centex New Jersey Realty, Inc.                     Nevada

     Centex Real Estate Corporation                     Nevada

     Centex Real Estate Construction Company            Nevada

     Centex Realty Company                              Nevada

     Centex Repair & Remodel Corporation                Nevada

     Centex-Rodgers Construction Company                Nevada

     Centex Roofing Company                             Nevada

     Centex-Rooney Construction Co., Inc.               Florida

     Centex Seismic Services, Inc.                      Nevada

     Centex Senior Services Corporation                 Nevada

     Centex Service Company                             Nevada

     Centex Technology, Inc.                            Nevada

     Centex Title & Ancillary Services, Inc.            Nevada

     Charles Church Homes Limited                       United Kingdom

     Commerce Land Title, Inc.                          Nevada

     Crosland Bond Company                              North Carolina

     CTX Commercial Corporation                         Nevada

     CTX Holding Company                                Nevada

     CTX Insurance Agency, Inc.                         Texas

     CTX Mortgage Company                               Nevada

     CTX Mortgage Ventures Corporation                  Nevada

     Dundee Insurance Agency, Inc.                      Texas

     Enhanced Safetysystems, Inc.                       Nevada

     Fox & Jacobs, Inc.                                 Texas

     Genbond Two, Inc.                                  North Carolina

     GHQ Company, Inc.                                  Nevada

     Great Lakes Development Co., Inc.                  Nevada

     Illinois Cement Company                            Illinois

     Independent General Agency, Inc.                   Texas

     Insecontrol, Inc.                                  Florida

     John Crosland Acceptance Corporation Three         North Carolina

     John Crosland Company                              North Carolina

     Loan Processing Technologies, Inc.                 Nevada

     M & W Drywall Supply Company                       Nevada

     M&W General Construction Company                   Nevada

     Matthews Readymix, Inc.                            California

     Metropolitan Tax Service, Inc.                     Nevada

     Metropolitan Title & Guaranty Company              Florida

     MFH Acquisition Company                            Arizona

     MFH Holding Company                                Nevada

     Mogul Water Company                                Nevada

     Mountain Cement Company                            Nevada

     National Security Containers, Inc.                 Arizona

     Nevada Cement Company                              Nevada

     Panoramic Land, Inc.                               Nevada

     PDG/Prescott Development Group, LLC                Arizona

     Radar Exterminating Company, Inc.                  Georgia

     Residential Contractors, Inc.                      Nevada

     Rural Southwest Housing Company, LLC               Arizona

     San Juan Land Company                              Nevada

     Sun Built Homes, Inc.                              Arizona

     Texas Cement Company                               Nevada

     Texas-Lehigh Cement Company                        Texas

     Vista General Partner, Inc.                        Nevada

     Vista Mortgage & Realty, Inc.                      Delaware

     Western Aggregates, Inc.                           Nevada

     Western Cement Company of California               California

     Westfest, LLC                                      Arizona

     Wisconsin Cement Company                           Wisconsin

                                  PARTNERSHIPS


     ENTITY NAME
     -----------

     A.W. Mortgage, L.P.

     American Priority Mortgage Company, L.P.

     Anderson Funding Services, L.P.

     Bateson Dailey, a Joint Venture

     Bateson-Fossil Creek, L.P.

     Bayfront Associates, Ltd.

     Blakeney Heath Limited Partnership

     Builder's Mortgage Services, L.P.

     Centex Auchter, a Joint Venture

     Centex/Bateson Joint Venture

     Centex Concord, General Partnership

     Centex Engle Joint Venture

     Centex/Goins Rash Cain, a Joint Venture

     Centex Homes

     Centex Homes Company, General Partnership

     Centex Lennar Joint Venture

     Centex Multi-Family Company, L.P.

     Centex-Corrigan Multi-Family II, Joint Venture

     Centex-Draper 156 Partnership

     Centex-Draper 162 Partnership

     Centex-Great Southwest Corporation/ Construct
     Two, a Joint Venture

     Centex-Great Southwest Corporation Polote, a Joint Venture

     Centex-Kensington (Mankato I) Partnership

     Centex-Rodgers Construction Company-Construction
     Control Services Corporation, a Joint Venture

     Centex-Rodgers-Sorensen Gross, a Joint Venture

     Centex-Rooney Construction Co., Inc./
     Construct Two Construction Managers, Inc., a Joint Venture


     Centex-Rooney Construction Co., Inc./Landis
     Company, Inc., a Joint Venture

     Centex-Rooney Construction Co., Inc./Huber,
     Hunt & Nichols, Inc., a Joint Venture

     Centex-Rooney Jones, a Joint Venture

     Centex-Rooney National Development, JV

     Centex-Rooney/Russell, a Joint Venture

     Centex-Rooney/Sierra, J.V.

     Centex-Schaumberg Industrial Park

     Central Park Professional Center

     COINS #1 CCMC A FB

     COINS #9 CAC I, J & K, FB

     Crossland Acceptance Associates V,
     a General Partnership

     Golden Turner, a Joint Venture

     Golden-Bateson, a Joint Venture

     Golden-C A B, Joint Venture

     Harvard Mortgage Company, L.P.

     Hines Baseball Limited Partnership

     HMP Home Loans, L.P.

     Illinois Cement Company

     Integrity Homes, a Texas General Partnership

     Masters Lending Group, L.P.

     Mortgage Acceptance Associates No. 2

     Mortgage Collateral Associates No. 1,
     a General Partnership

     Mortgage Collateral Associates No. 3,
     a General Partnership

     NHC Mortgage Group, L.P.

     Palmdale 101 Venture

     PHS Mortgage Company

     PrideFinancial Services, L.P.
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     Roselle Property

     Sycamore Creek

     Texas-Lehigh Cement Company

     Vista Development Company, L.P.

     Vista Industrial Development Company, L.P.

     Vista Office Development Company, L.P.

     Vista Realty Development Company, L.P.

     Vista Retail Development Company, L.P.



        All of the Company's subsidiaries are included in the Consolidated Financial Statements of the Company incorporated by reference into this Form 10-K from the Centex 1997 Annual Report to Stockholders.